Exhibit 10.2

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”), dated as of October 20, 2017, is entered into between Golden Entertainment, Inc., a Minnesota corporation (the “Company”), and W2007/ACEP Holdings, LLC, a Delaware limited liability company (the “Stockholder”). The Stockholder and the Company are each a “Party” and collectively the “Parties”.

WHEREAS, the Stockholder and an affiliate of stockholder (“Voteco”) owned all of the issued and outstanding membership interests of American Casino & Entertainment Properties, LLC, a Delaware limited liability company (“ACEP”);

WHEREAS, the Stockholder, Voteco and the Company entered into a Membership Interest Purchase Agreement, dated as of June 10, 2017 (the “MIPA”), pursuant to which (and subject to the terms and subject to the conditions thereof), the Company purchased all of the issued and outstanding membership interests of ACEP; and

WHEREAS this Agreement was an integral part of the Stockholder’s and the Company’s willingness to enter into the MIPA.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and subject to the conditions set forth herein, the Parties agree as follows:

1. Board Observer.

(a) Subject to the Stockholder’s and each WH Observer’s execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to the Company and the Stockholder, effective as of the day following the Closing until such time as the Stockholder Total Share Ownership (as defined below) is less than five percent (5%) of the total number of shares of Buyer Common Stock (as defined in the MIPA) issued and outstanding (excluding, for the purposes of such calculation, those shares of Buyer Common Stock held by the Company or its subsidiaries) (the “Threshold Amount”), the Board of Directors of the Company (the “Board”) shall permit such Person as the Stockholder may designate from time to time in writing to the Company (the “WH Observer”) to attend all meetings of the Board (including telephonic meetings) and any committee thereof in a nonvoting observer capacity. In connection therewith, the Board or the Company shall give the WH Observer copies of all notices, minutes, consents, and other materials that it provides to members of the Board or any committee thereof substantially concurrently therewith. Notwithstanding the foregoing, the Company may withhold any information and exclude the WH Observer from any such meeting or portion thereof, including closed and/or executive sessions, if the Board determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or under circumstances that present an actual or potential conflict of interest. For the avoidance of doubt, the designation of the WH Observer is a right, and not an obligation, of the Stockholder.

(i) “Stockholder Total Share Ownership” means, as of any applicable date hereunder, the total number of shares of Buyer Common Stock beneficially owned (as defined below) by the Stockholder; and

(ii) “beneficially own” (including its correlative meanings, “beneficial owner” and “beneficial ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, however, that, notwithstanding anything in Rule 13d-3(d)(1)(i) to the contrary, the determination of “beneficial ownership” of a Person shall be made after giving effect to the conversion of all options, warrants, rights and convertible or other similar securities outstanding as of any date in question that are held by such Person, irrespective of any vesting period of any such security.

(b) Notwithstanding any provision of this Agreement to the contrary, in no event shall the Stockholder have any right to designate any WH Observer (i) to the extent such designation is not permitted by applicable Law (including any Gaming Law) or Governmental Entity (including any Gaming Authority) or (ii) if any Permits required for such designation have not been obtained by the Stockholder and remain in full force and effect as of the time of such designation.

2. Transfer Restrictions.

(a) For a period of ninety (90) days after the date hereof (the “Restricted Period”), the Stockholder shall not, directly or indirectly, by operation of Law, contract or otherwise, (i) sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to any shares of Buyer Common Stock, (ii) engage in any hedging, swap, forward contract or other similar transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of beneficial ownership of, or a pecuniary interest in, any shares of Buyer Common Stock, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Equity Security, or (iii) enter into a short sale of, or trade in, derivative securities representing the right to vote or economic benefits of, any shares of Buyer Common Stock (clauses (i)-(iii), a “Transfer”), other than, in each case, pursuant to a Permitted Transfer.

(b) “Permitted Transfer” means:

(i) a Transfer that has been approved in advance by a majority of the disinterested members of the Board or a duly-authorized committee thereof;

(ii) a Transfer in connection with any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, tender offer, exchange offer or other similar transaction) (an “Acquisition”) that would result in any Person beneficially owning more than fifty percent (50%) of the total outstanding shares of Buyer Common Stock approved by the Board or a duly-authorized committee thereof (including if the Board or such committee (A) recommends that the Company’s stockholders tender in response to a tender or exchange offer or (B) does not recommend that the Company’s stockholders reject any such tender or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act);

(iii) a Transfer that constitutes a tender into a tender or exchange offer commenced by the Company;

(iv) a Transfer of any direct or indirect interest in the Stockholder, where Control of the Stockholder continues to be held, directly or indirectly, by The Goldman Sachs Group, Inc. or its Affiliates;

(v) a Transfer pursuant to an underwritten public offering conducted by the Company and in which Stockholder includes shares of Buyer Common Stock in such offering pursuant to Section 4 of the Registration Rights Agreement; or

(vi) any Transfer if any Gaming Authority has notified the Stockholder that the Stockholder or its Affiliates will not qualify as an institutional investor under applicable Gaming Laws and in order to hold the shares of the Buyer Common Stock it must be licensed and that if Stockholder does not choose to submit requisite applications for licensing that the Stockholder must dispose, or commence the disposal of, its shares of Buyer Common Stock and such notification does not expressly permit the Stockholder to delay such disposition until the end of the Restricted Period (provided, that the Stockholder will request that the Gaming Authority defer the requirement for such disposals until the end of the Restricted Period; and provided further, that any such Transfers shall be subject to Sections 2(c)-(g)).

(c) Following the Restricted Period, the Stockholder shall be free to Transfer any shares of Buyer Common Stock; provided, that (i) with respect to any Transfer, other than a Permitted Transfer (except a Permitted Transfer pursuant to Section 2(b)(vi)), a Transfer pursuant to Rule 144, an underwritten public offering or an underwritten block trade, the Stockholder shall not, directly or indirectly, Transfer any shares of Buyer Common Stock to (A) any Person actually known to the Stockholder, or its Affiliates and Representatives acting on its behalf, to be a Restricted Entity or (B) any Person or Group (as defined under Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder) actually known to the Stockholder or its Affiliate or Representative acting on its behalf (or to the broker in an ordinary course brokerage transaction) to be a Person or Group that is the beneficial owner of ten percent (10%) or more of the total outstanding shares of Buyer Common Stock or would become the beneficial owner of ten percent (10%) or more of the total outstanding shares of Buyer Common Stock as a result of the Transfer (a “Significant Stockholder”), and (ii) with respect to any Transfer, other than a Permitted Transfer (except a Permitted Transfer pursuant to Section 2(b)(vi)), that is an underwritten public offering or an underwritten block trade, the Stockholder shall instruct the managing underwriter(s) or broker(s) not to Transfer any shares of Buyer Common Stock to any Person that is (as evidenced by the filing of a Schedule 13D or Schedule 13G as of the date of such instruction) or would become a Significant Stockholder (unless, in each case, the identity of the Person purchasing the shares of Buyer Common Stock is not known to the managing underwriter(s) or broker(s) and provided further that the underwriter would not be required to carry out more than its customary diligence on any purchaser to determine whether they would become a Significant Stockholder as a result of such acquisition). For clarity, if an instruction is given by Stockholder pursuant to the prior sentence, Stockholder will have no liability pursuant to this Agreement for any failure of the underwriter(s) or broker(s) to comply with such instruction or for any placement by the underwriter(s) or broker(s) of any shares of Buyer Common Stock with such Significant Stockholders. For purposes of this Section 2(c), the total number of shares of Buyer Common Stock outstanding at any time shall be the number specified in the most recent SEC filing of the Company disclosing the total number of shares of Buyer Common Stock outstanding.

(d) Following the Restricted Period, but subject to Sections 2(c)-(g) and Section 3, the Stockholder shall be free to Transfer any shares of Buyer Common Stock, and Section 2(a) will be null and void and have no further force or effect.

(e) Any Transfer or attempted Transfer of shares of Buyer Common Stock in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

(f) Any certificates for shares of Buyer Common Stock held by the Stockholder shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to shares maintained in the form of book entries) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement which legend shall state in substance:

“THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 20, 2017, BETWEEN GOLDEN ENTERTAINMENT, INC. AND W2007/ACEP HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

Notwithstanding the foregoing, upon the request of the Stockholder, (i) in connection with any Transfer of shares of Buyer Common Stock Transferred after the Restricted Period (including in a public offering pursuant to the Registration Rights Agreement), the Company shall promptly cause the first and second paragraphs of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer, (ii) following receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend (or notation) may be lifted in connection with the Transfer of shares of Buyer Common Stock, the Company shall promptly cause the first paragraph of the legend (or notation) to be removed from any shares of Buyer Common Stock to be Transferred in accordance with the terms of this Agreement, and (iii) to the extent the first and second paragraphs of the legend (or notation) would be removed pursuant to this paragraph in connection with any Transfer of shares of Buyer Common Stock, the Company shall use its reasonable best efforts to cause such shares of Buyer Common Stock to be registered in the name of The Depository Trust Company’s nominee.

(g) Any Transfers of Buyer Common Stock by Stockholder (including Permitted Transfers) shall be subject to all mandatory Gaming-related Laws and Permits (relating to the Transfer of the Buyer Common Stock) applicable to the Stockholder, the transferee, or the Company in those jurisdictions in which the Company or its Subsidiaries then conduct Gaming Activities.

3. Standstill.

(a) Subject to Section 3(b), the Stockholder and the Core Deal Team (as defined below) shall not, in any manner, directly or indirectly, without the prior written request by, consent of, or waiver by, the Company:

(i) effect, agree, seek or make any proposal or offer with respect to, or announce any intention with respect to or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, (A) any acquisition of any Equity Securities of the Company (or beneficial ownership thereof), or any material assets, indebtedness or businesses of the Company or any of its Subsidiaries; provided, that the Stockholder shall not be in breach of this Section 3(a)(i)(A) as a result of the acquisition by the Stockholder of any Equity Securities of the Company pursuant to any issuance of Equity Securities of the Company by the Company pursuant to any stock split or other exchange of Buyer Common Stock in which Stockholder is eligible to participate; (B) any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries or assets of the Company or any of its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution, change of control or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote any Equity Securities of the Company;

(ii) seek election to, or seek to place a representative on, the Board or removal of any member of the Board or otherwise act, alone or in concert with others, to seek representation or to control or influence the management, the Board or policies of the Company;

(iii) form, join or in any way participate in a Group (within the meaning of Section 13(D)(3) of the Securities Exchange Act of 1934, as amended) with respect to Equity Securities of the Company (other than a Group with The Goldman Sachs Group, Inc. and/or its Affiliates);

(iv) take any action that the Stockholder knows, or would reasonably be expected to know, after consultation with outside legal counsel, would require the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or

(v) contest the validity of this Section 3(a) or initiate or participate in any judicial proceeding to amend, waive, terminate or seek a release of the restrictions contained herein.

(b) Notwithstanding anything to the contrary in Section 3(a):

(i) the Stockholder shall not be prohibited or restricted from initiating and engaging in private discussions with, and/or making and submitting to, the Company and/or the Board any non-public, confidential proposal so long as the Stockholder does not know, and would not be reasonably expected to know, after consultation with outside legal counsel, that such actions would be reasonably likely to require the Stockholder, the Company or any other Person to make a public announcement regarding such proposal; and

(ii) nothing contained in Section 3(a) shall in any way restrict or prohibit any activities (including without limitation activities such as engaging in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, investing activity and other similar activities or any other activities conducted in the ordinary course of business) by The Goldman Sachs Group, Inc. or its Affiliates or its or their Representatives, (other than Stockholder, the Core Deal Team and any Person acting at their express direction) (collectively, “Wider GS”), or require Wider GS to take any action (including procuring any restriction on any person) (and, for the avoidance of doubt, any action or inaction by Wider GS shall not result in the breach of this Agreement by the Stockholder).

(c) “Core Deal Team” means only the investment professionals in the Merchant Banking Division of Goldman Sachs who are involved in managing Stockholder’s investment in Buyer Common Stock and expressly excludes (i) personnel in Stockholder’s (or its Affiliates’) compliance, legal, conflicts clearance, credit, information technology, controllers and risk management departments and clerical personnel, (ii) Stockholder’s (or its Affiliates’) “above the wall” senior management, and (iii) members of Stockholder’s (or its Affiliates’) internal committees and other persons with risk management, compliance and/or supervisory responsibilities.

4. Representations and Warranties.

(a) The Company represents and warrants to the Stockholder that (i) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming this Agreement is duly and validly executed and delivered by the Stockholder, constitutes a valid and binding obligation and agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default)

under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(b) The Stockholder represents and warrants to the Company that (i) the Stockholder has the limited liability company power and authority to execute this Agreement and to bind it thereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Stockholder, and, assuming this Agreement is duly and validly executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by the Stockholder does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Stockholder or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Stockholder is a party or by which it is bound.

5. Corporate Opportunities. Notwithstanding anything in this Agreement to the contrary and to the fullest extent permitted by applicable Law, the Company, on behalf of itself and its Subsidiaries, waives and renounces any right, interest, or expectancy of the Company and/or its Subsidiaries in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which the Stockholder or any of its Representatives, shareholders, members, partners, Affiliates and Subsidiaries (each as “Specified Party”) gain knowledge, even if that opportunity is competitive with the business of the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Specified Party shall have no duty (statutory, fiduciary, contract or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable Law, shall not be liable to the Company or any of its Subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries.

6. Termination. This Agreement (including, but not limited to, Section 3(a)) shall terminate on the first date on which the Stockholder Total Share Ownership is less than the Threshold Amount.

7. Further Assurance. Each Party shall sign such further documents, cause such meetings to be held, resolutions passed, exercise its votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement.

8. Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Each Party acknowledges and agrees that the rights to an injunction, specific performance or other equitable remedy contemplated herein are an integral part of the transactions contemplated by this Agreement and without such right, neither of the Parties would have entered into this Agreement.

9. Expenses; Liability. Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to any regular or special meeting of the Company.

10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11. Notices. All notices, requests, instructions or other documents to be given hereunder by either Party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier:

If to the Company:

Golden Entertainment, Inc.

6595 S. Jones Boulevard

Las Vegas, Nevada 89118

Attention: Charles Protell

Email: Cprotell@goldenent.com

with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Barry M. Clarkson

Email: barry.clarkson@lw.com

If to the Stockholder:

Goldman Sachs & Co. LLC

Merchant Banking Division

6011 Connection Drive

Irving, TX 75039.

Attention: Caroline Moore

Email: caroline.moore@gs.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Anthony J. Colletta

Email: collettaa@sullcrom.com

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by email (provided, that, if given by email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

12. Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402). Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, of the City of New York, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of New York and of the United States of America; provided, that, each such Party’s consent to jurisdiction and service contained in this Section 12 is solely for the purpose referred to in this Section 12 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

13. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.

14. Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile). The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

15. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Defined Terms.

(a) This Agreement, the MIPA (including any exhibits and schedules thereto and the Disclosure Letters) and the documents, instruments and other agreements among the Parties contemplated hereby or thereby or referred to herein or therein, including each Transaction Agreement, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof.

(b) No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Stockholder and the Company. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Time is of the essence in the performance of this Agreement. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c) The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to the Stockholder, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Stockholder; provided, that the Stockholder may assign (without the prior written consent of the Company) its rights pursuant to this Agreement to any of its Affiliates that becomes a holder of all, but not less than all, of the shares of Buyer Common Stock held by the Stockholder at the time of such assignment. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other Persons.

(d) Capitalized terms used herein but not defined herein will have the meanings given to them in the MIPA.

16. Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

W2007/ACEP HOLDINGS, LLC

By:	Whitehall Street Global Real Estate Limited Partnership 2007

	By:	WH Advisors, L.L.C. 2007

		By:	/s/ Peter Weidman
Name: Peter Weidman
Title: Vice President

[Signature Page — Stockholders Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

GOLDEN ENTERTAINMENT, INC.

By:	/s/ Charles H. Protell
Name: Charles H. Protell
Title: Executive Vice President, Chief Strategy Officer and Chief Financial Officer

[Signature Page — Stockholders Agreement]